EXHIBIT 4(ai)



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                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

                                FPL GROUP, INC.,

                                  as Depositor,

                              THE BANK OF NEW YORK,
                              as Property Trustee,

                        THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee,

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                                       and

                   THE SEVERAL HOLDERS OF THE TRUST SECURITIES

                            Dated as of ______, ____

                           FPL GROUP CAPITAL TRUST __


================================================================================

                           FPL GROUP CAPITAL TRUST __

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                                                                     Trust Agreement
  Act Section                                                                                               Section
  -----------                                                                                               -------

Section 310(a)(1)          .............................................................       8.07
              (a)(2)       .............................................................       8.07
              (a)(3)       .............................................................       8.09
              (a)(4)       .............................................................       Not Applicable
              (b)          .............................................................       8.08
Section 311(a)             .............................................................       8.13
              (b)          .............................................................       8.13
Section 312(a)             .............................................................       5.07
              (b)          .............................................................       5.07
              (c)          .............................................................       5.07
Section 313(a)             .............................................................       8.14(a)
              (b)          .............................................................       8.14(a)
              (c)          .............................................................       8.14(a)
              (d)          .............................................................       8.14(b)
Section 314(a)             .............................................................       8.15
              (b)          .............................................................       Not Applicable
              (c)(1)       .............................................................       8.16
              (c)(2)       .............................................................       8.16
              (c)(3)       .............................................................       Not Applicable
              (d)          .............................................................       Not Applicable
              (e)          .............................................................       1.01
Section 315(a)             .............................................................       8.01, 8.03
              (b)          .............................................................       8.02
              (c)          .............................................................       8.01(a)
              (d)          .............................................................       8.01, 8.03
              (e)          .............................................................       Not Applicable
Section 316(a)             .............................................................       6.01
              (a)(1)(A)    .............................................................       6.01
              (a)(1)(B)    .............................................................       Not Applicable
              (a)(2)       .............................................................       Not Applicable
              (b)          .............................................................       Not Applicable
              (c)          .............................................................       6.07
Section 317(a)(1)          .............................................................       Not Applicable
              (a)(2)       .............................................................       Not Applicable
              (b)          .............................................................       5.09
Section 318(a)             .............................................................       10.10



Note:          This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.


                                TABLE OF CONTENTS

                                                                                                                Page

                                    ARTICLE I

                                  DEFINED TERMS


Section 1.01.       Definitions...................................................................................1

                                   ARTICLE II

                            CONTINUATION OF THE TRUST

Section 2.01.       Name.........................................................................................10
Section 2.02.       Office of the Delaware Trustee; Principal Place of Business..................................11
Section 2.03.       Initial Contribution of Trust Property; Organizational Expenses..............................11
Section 2.04.       Issuance of the Preferred Trust Securities...................................................11
Section 2.05.       Subscription and Purchase of Debentures; Issuance of the Common Trust Securities.............11
Section 2.06.       Declaration of Trust; Appointment of Additional Administrative Trustees......................12
Section 2.07.       Authorization to Enter into Certain Transactions.............................................12
Section 2.08.       Assets of Trust..............................................................................16
Section 2.09.       Title to Trust Property......................................................................16

                                   ARTICLE III

                                 PAYMENT ACCOUNT

Section 3.01.       Payment Account..............................................................................16

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

Section 4.01.       Distributions................................................................................17
Section 4.02.       Redemption...................................................................................18
Section 4.03.       Subordination of Common Trust Securities.....................................................20
Section 4.04.       Payment Procedures...........................................................................21
Section 4.05.       Tax Returns and Reports......................................................................21
Section 4.06.       Payments under Indenture.....................................................................21


                                      -i-


                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

Section 5.01.       Initial Ownership............................................................................21
Section 5.02.       The Trust Securities Certificates............................................................21
Section 5.03.       Execution and Delivery of Trust Securities Certificates......................................22
Section 5.04.       Registration of Transfer and Exchange of Trust Securities Certificates.......................22
Section 5.05.       Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates...........................23
Section 5.06.       Persons Deemed Securityholders...............................................................24
Section 5.07.       Access to List of Securityholders' Names and Addresses.......................................24
Section 5.08.       Maintenance of Office or Agency..............................................................24
Section 5.09.       Appointment of Paying Agent..................................................................25
Section 5.10.       Ownership of Common Trust Securities by Depositor............................................25
Section 5.11.       Definitive Preferred Trust Securities Certificates...........................................26
Section 5.12.       Book-Entry System............................................................................26
Section 5.13.       Rights of Securityholders....................................................................27
Section 5.14.       Cancellation by Transfer Agent and Registrar.................................................27

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.01.       Limitations on Voting Rights.................................................................27
Section 6.02.       Notice of Meetings...........................................................................29
Section 6.03.       Meetings of Holders of Preferred Trust Securities............................................29
Section 6.04.       Voting Rights................................................................................29
Section 6.05.       Proxies, etc.................................................................................29
Section 6.06.       Securityholder Action by Written Consent.....................................................30
Section 6.07.       Record Date for Voting and Other Purposes....................................................30
Section 6.08.       Acts of Securityholders......................................................................30
Section 6.09.       Inspection of Records........................................................................31

                                   ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE
                            AND THE DELAWARE TRUSTEE

Section 7.01.       Property Trustee.............................................................................31
Section 7.02.       Delaware Trustee.............................................................................32


                                      -ii-


                                  ARTICLE VIII

                                  THE TRUSTEES

Section 8.01.       Certain Duties and Responsibilities..........................................................33
Section 8.02.       Notice of Defaults...........................................................................34
Section 8.03.       Certain Rights of Property Trustee...........................................................35
Section 8.04.       Not Responsible for Recitals or Issuance of Securities.......................................37
Section 8.05.       May Hold Securities..........................................................................37
Section 8.06.       Compensation; Fees; Indemnity................................................................37
Section 8.07.       Certain Trustees Required; Eligibility.......................................................38
Section 8.08.       Conflicting Interests........................................................................39
Section 8.09.       Co-Trustees and Separate Trustee.............................................................39
Section 8.10.       Resignation and Removal; Appointment of Successor............................................41
Section 8.11.       Acceptance of Appointment by Successor.......................................................42
Section 8.12.       Merger, Conversion, Consolidation or Succession to Business..................................43
Section 8.13.       Preferential Collection of Claims Against Depositor or Trust.................................43
Section 8.14.       Reports by Property Trustee..................................................................43
Section 8.15.       Reports to the Property Trustee..............................................................44
Section 8.16.       Evidence of Compliance With Conditions Precedent.............................................44
Section 8.17.       Number of Trustees...........................................................................44
Section 8.18.       Delegation of Power..........................................................................45
Section 8.19.       Fiduciary Duty...............................................................................45
Section 8.20.       Delaware Trustee.............................................................................46

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION

Section 9.01.       Dissolution Upon Expiration Date.............................................................46
Section 9.02.       Early Dissolution............................................................................46
Section 9.03.       Termination..................................................................................47
Section 9.04.       Liquidation..................................................................................47
Section 9.05.       Mergers, Consolidations, Amalgamations or Replacements of the Trust..........................49

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.      Payment of Expenses of the Trust.............................................................50
Section 10.02.      Limitation of Rights of Securityholders......................................................50
Section 10.03.      Amendment....................................................................................50
Section 10.04.      Separability.................................................................................52
Section 10.05.      Governing Law................................................................................52
Section 10.06.      Successors...................................................................................52
Section 10.07.      Headings.....................................................................................53


                                     -iii-


Section 10.08.      Notice and Demand............................................................................53
Section 10.09.      Agreement Not to Petition....................................................................53
Section 10.10.      Conflict with Trust Indenture Act............................................................54
Section 10.11.      Counterparts.................................................................................54

Exhibit A - Certificate of Trust of FPL Group Capital Trust __..................................................A-1
Exhibit B - Form of Certificate Evidencing Common Trust Securities..............................................B-1
Exhibit C - Form of Certificate Evidencing Preferred Trust Securities...........................................C-1
Exhibit D - Form of Agreement as to Expenses and Liabilities....................................................D-1


         AMENDED AND RESTATED TRUST AGREEMENT, dated as of ______, 200__, among
(i) FPL Group, Inc., a Florida corporation, as depositor (the "Depositor"), (ii) The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Property Trustee" and, in its separate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) __________, __________ and ___________, each an individual, and each of whose address is c/o FPL Group, Inc., 700 Universe Boulevard, Juno Beach, Florida, 33408 (each, an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to herein each as a "Trustee" and collectively as the "Trustees"), and (v) the several Holders, as hereinafter defined.

                                R E C I T A L S:

         The Depositor, the Property Trustee, the Delaware Trustee and Paul I. Cutler, as Administrative Trustee, have heretofore duly created and continued a statutory trust under the Delaware Statutory Trust Act by the entering into that certain Trust Agreement, dated as of February 27, 2003 the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, dated February 27, 2003 (attached hereto as Exhibit A and, as it may be amended from time to time, the "Certificate of Trust").

         The Trust, the Debenture Issuer (as defined below) and FPL Group, Inc. have entered into an Underwriting Agreement dated _______, ____ with
_____________________.

         The parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Trust Securities, as hereinafter defined, by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Trust Securities, as hereinafter defined, by the Trust, pursuant to the Underwriting Agreement and (iii) the acquisition by the Trust from the Debenture Issuer, as hereinafter defined, of all of the right, title and interest in the Debentures, as hereinafter defined.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                  DEFINED TERMS

         SECTION 1.01. DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (iii) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

               (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "ACT" has the meaning specified in Section 6.08.

         "ADDITIONAL AMOUNT" means, with respect to Trust Securities of a given Liquidation Amount for a given period, the amount of Additional Interest (as defined in the Subordinated Indenture) paid by the Debenture Issuer on a Like Amount of Debentures for such period.

         "ADMINISTRATIVE TRUSTEE" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in his or her capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his or her individual capacity, or such trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "ADVERSE TAX CONSEQUENCE" means any of the circumstances described in clauses (i), (ii) and (iii) of the definition of "Tax Event" herein.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT AS TO EXPENSES AND LIABILITIES" means the Agreement as to Expenses and Liabilities, dated ____________, 200__, between the Depositor and the Trust, as amended and supplemented from time to time.

         "AUTHORIZED OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or agent of the Depositor duly authorized by the Board of Directors to act in respect of matters relating to this Trust Agreement.

         "BANK" has the meaning specified in the preamble to this Trust
Agreement.

         "BANKRUPTCY EVENT" means, with respect to any Person:

               (i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under Federal bankruptcy law or any other applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

               (ii) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

         "BANKRUPTCY LAWS" has the meaning specified in Section 10.09.

         "BUSINESS DAY" means a day other than (x) a Saturday or a Sunday, (y) a day on which banks in The City of New York, New York or Florida are authorized or obligated by law or executive order to remain closed or (z) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's principal corporate trust office is closed for business.

         "CERTIFICATE OF TRUST" has the meaning specified in the recitals hereof.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "CLOSING DATE" means the date of execution and delivery of this Trust Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON TRUST SECURITY" means a security representing an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $__ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions, Debentures and a Liquidation Distribution as provided herein.

         "COMMON TRUST SECURITIES CERTIFICATE" means a certificate evidencing ownership of Common Trust Securities, substantially in the form attached as Exhibit B.

         "CORPORATE TRUST OFFICE" means the corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, 8W, New York, New York 10286.

         "COVERED PERSON" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's Affiliates; and (b) any Holder of Trust Securities.

         "DEBENTURE EVENT OF DEFAULT" means an "Event of Default" as defined in the Subordinated Indenture with respect to the Debentures.

         "DEBENTURE ISSUER" means FPL Group Capital Inc, a Florida corporation, in its capacity as issuer of the Debentures, and its successors.

         "DEBENTURE REDEMPTION DATE" means "Redemption Date" as defined in the Subordinated Indenture with respect to the Debentures.

         "DEBENTURE TRUSTEE" means The Bank of New York, a New York banking corporation, as trustee under the Subordinated Indenture, and its permitted successors and assigns as such trustee.

         "DEBENTURES" means $___________ aggregate principal amount of the Debenture Issuer's __% Junior Subordinated Debentures, Series due __________, issued pursuant to the Subordinated Indenture.

         "DEFINITIVE PREFERRED TRUST SECURITIES CERTIFICATES" means Preferred Trust Securities Certificates issued in certificated, fully registered form as provided in Section 5.11.

         "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as it may be amended from time to time.

         "DELAWARE TRUSTEE" means the banking corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "DEPOSITOR" has the meaning specified in the preamble to this Trust Agreement and includes FPL Group, Inc., in its capacity as Holder of the Common Trust Securities, and its successors.

         "DISTRIBUTION DATE" has the meaning specified in Section 4.01(a).

         "DISTRIBUTIONS" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

         "EARLY TERMINATION EVENT" has the meaning specified in Section 9.02.

         "EVENT OF DEFAULT" means any one of the following events:

               (i) the occurrence of a Debenture Event of Default; or

               (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Trust in the payment of any Redemption Price, plus accumulated and unpaid Distributions, of any Trust Security when it becomes due and payable; or

               (iv) default in the performance, or breach of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is specifically dealt with in clause (ii) or (iii) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Trust, the defaulting trustee, and the Depositor by the Holders of at least 33% in Liquidation Amount of the Outstanding Preferred Trust Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; unless Holders in Liquidation Amount of Outstanding Preferred Trust Securities not less than the Liquidation Amount of Outstanding Preferred Trust Securities the Holders of which gave such notice, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Holders of such Liquidation Amount of Outstanding Preferred Trust Securities shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Trustees within such period and is being diligently pursued in good faith; or

               (v) the occurrence of a Bankruptcy Event with respect to the Trust.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "EXPIRATION DATE" shall have the meaning specified in Section 9.01.

         "INDEMNIFIED PERSON" means any Trustee, any Affiliate of any Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Trustee, or any employee or agent of the Trust or its Affiliates.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "INVESTMENT COMPANY EVENT" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Trust Securities under this Trust Agreement.

         "LIEN" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "LIKE AMOUNT" means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities plus accumulated and unpaid Distributions to the date of such payment and (ii) Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holders to which such Debentures are distributed.

         "LIQUIDATION AMOUNT" means the stated amount of $__ per Trust Security.

         "LIQUIDATION DATE" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04.

         "LIQUIDATION DISTRIBUTION" has the meaning specified in Section
9.04(e).

         "OFFER" has the meaning specified in Section 2.07(c).

         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of the Depositor and delivered to the appropriate Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

               (i) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

               (ii) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

               (iii) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, or an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee. Any Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include statements comparable to the statements referred to in the definition of "Officer's Certificate" herein. Any Opinion of Counsel relating to income tax matters may rely on published opinions of the Internal Revenue Service.

         "ORIGINAL TRUST AGREEMENT" has the meaning specified in the recitals to this Trust Agreement.

         "OUTSTANDING," when used with respect to Preferred Trust Securities, means, as of the date of determination, all Preferred Trust Securities theretofore delivered under this Trust Agreement, except:

               (i) Preferred Trust Securities theretofore canceled by the Transfer Agent and Registrar or delivered to the Transfer Agent and Registrar for cancellation;

               (ii) Preferred Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Trust Securities (or provision therefor satisfactory to the Property Trustee has been made); provided that, if such Preferred Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement (or provision therefor satisfactory to the Property Trustee has been made); and

               (iii) Preferred Trust Securities which have been paid or in exchange for or in lieu of which other Preferred Trust Securities have been delivered pursuant to this Trust Agreement, including pursuant to Sections 5.04, 5.05 or 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Trust Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Trust Securities owned, whether of record or beneficially, by the Depositor, the Trust Securities Guarantor, any Administrative Trustee or any Affiliate of the Depositor, the Trust Securities Guarantor or any Administrative Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Trust Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Trust Securities are owned by the Depositor, the Trust Securities Guarantor, one or more of the Administrative Trustees and/or any such Affiliate. Preferred Trust Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Trust Securities and that the pledgee is not the Depositor or the Trust Securities Guarantor, or any Affiliate of the Depositor or the Trust Securities Guarantor.

         "OWNER" means each Person who is the beneficial owner of a Trust Securities Certificate as reflected in the records of the Securities Depository or, if a Securities Depository participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Securities Depository (directly or indirectly), in accordance with the rules of such Securities Depository.

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be the Property Trustee.

         "PAYMENT ACCOUNT" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank, or such other banking institution as the Depositor shall select for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Paying Agent, pursuant to Section 5.09, shall make payments to the Securityholders in accordance with Sections 4.01 and 4.02.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "PREFERRED TRUST SECURITY" means a security representing an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $__ and having rights provided therefor in this Trust Agreement, including the right to receive Distributions, Debentures and a Liquidation Distribution as provided herein and, in certain circumstances, a preference over the Common Trust Securities.

         "PREFERRED TRUST SECURITIES CERTIFICATE" means a certificate evidencing ownership of Preferred Trust Securities, substantially in the form attached as Exhibit C.

         "PROPERTY TRUSTEE" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "REDEMPTION DATE" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

         "REDEMPTION PRICE" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security.

         "RELEVANT TRUSTEE" shall have the meaning specified in Section 8.10.

         "RESPONSIBLE OFFICER," when used with respect to the Property Trustee, means an officer of the Property Trustee assigned by the Property Trustee to administer its corporate trust matters.

         "SECURITIES DEPOSITORY" shall have the meaning specified in Section
5.12. The Depository Trust Company will be the initial Securities Depository.

         "SECURITIES REGISTER" shall mean the Securities Register as described in Section 5.04.

         "SECURITYHOLDER" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be a beneficial owner of such security within the meaning of the Delaware Statutory Trust Act.

         "SUBORDINATED INDENTURE" means the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities), dated as of ______________, ____, among the Debenture Issuer, the Trust Securities Guarantor, as guarantor, and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "TAX EVENT" means the receipt by the Trust or the Depositor of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, or which Administrative Action is taken or which judicial decision is issued, in each case on or after the _________, there is more than an insubstantial risk that (i) the Trust is, or will be subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Debenture Issuer on the Debentures is not, or will not be, fully deductible by the Debenture Issuer for United States Federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "TRANSFER AGENT AND REGISTRAR" shall mean the transfer agent and registrar for the Preferred Trust Securities appointed by the Trust and shall be initially the Property Trustee.

         "TRUST" means the Delaware statutory trust created by the Original Trust Agreement and the Certificate of Trust and continued hereby and identified on the cover page to this Trust Agreement.

         "TRUST AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Amended and Restated Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as amended and in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST PROPERTY" means (i) the Debentures, (ii) any cash on deposit in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held by the Property Trustee pursuant to the terms of this Trust Agreement.

         "TRUST SECURITIES CERTIFICATE" means any one of the Common Trust Securities Certificates or the Preferred Trust Securities Certificates.

         "TRUST SECURITIES GUARANTEE" means the Preferred Trust Securities Guarantee Agreement executed and delivered by the Trust Securities Guarantor, as guarantor and The Bank of New York, a New York banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Trust Securities, as amended from time to time.

         "TRUST SECURITIES GUARANTOR" means FPL Group, Inc., a Florida corporation, and its successors, as guarantor under the Trust Securities Guarantee.

         "TRUST SECURITY" means any one of the Common Trust Securities or the Preferred Trust Securities. The Common Trust Securities and the Preferred Trust Securities represent the sole beneficial interests in the Trust, and the Trust shall not issue any interests other than the Trust Securities.

         "TRUSTEES" mean, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated as of _______, ____, among the Trust, FPL Group, Inc., [the Debenture Issuer] and the underwriters named therein.


                                   ARTICLE II

                            CONTINUATION OF THE TRUST

         SECTION 2.01. NAME. The Trust continued hereby shall be known as "FPL Group Capital Trust __", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The office of the Delaware Trustee in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware

19711, or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Securityholders, the Depositor and the Trust Securities Guarantor. The principal place of business of the Trust is c/o FPL Group, Inc., 700 Universe Boulevard, Juno Beach, Florida 33408.

         SECTION 2.03. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of ten dollars ($10.00), which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION 2.04. ISSUANCE OF THE PREFERRED TRUST SECURITIES. On _______, 200__, an authorized representative of the Depositor and the Trust, both executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, one of the Administrative Trustees, on behalf of the Trust in accordance with Section 5.02, executed and delivered a Preferred Trust Securities Certificate, registered in the name of the nominee of The Depository Trust Company, having an aggregate Liquidation Amount of $___________.

         SECTION 2.05. SUBSCRIPTION AND PURCHASE OF DEBENTURES; ISSUANCE OF THE COMMON TRUST SECURITIES. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, subscribed to and purchased from the Debenture Issuer Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $___________ and, in satisfaction of the purchase price for such Debentures,
(x) one of the Administrative Trustees, on behalf of the Trust, executed and delivered to the Depositor Common Trust Securities Certificates, registered in the name of the Depositor, representing _____ Common Trust Securities having an aggregate Liquidation Amount of $_________, and (y) the Property Trustee, on behalf of the Trust, delivered to the Debenture Issuer the sum of $___________ representing the proceeds from the sale of the Preferred Trust Securities pursuant to the Underwriting Agreement together with the proceeds from the sale of the Common Trust Securities to the Depositor.

         SECTION 2.06. DECLARATION OF TRUST; APPOINTMENT OF ADDITIONAL ADMINISTRATIVE TRUSTEES. The exclusive purposes and functions of the Trust are
(i) to issue and sell Trust Securities and invest the proceeds thereof in Debentures, and (ii) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. Anything in this Trust Agreement to the contrary notwithstanding, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Delaware Statutory Trust Act.

         SECTION 2.07. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII and in accordance with the following provisions
(A) and (B), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

    (A) As among the Trustees, the Administrative Trustees, acting singularly or together, shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (i) the issuance and sale of the Trust Securities pursuant to the Underwriting Agreement;

               (ii) without the consent of any Person, to cause the Trust to enter into and to execute, deliver and perform on behalf of the Trust, such agreements as may be necessary or desirable in connection with the consummation of the Underwriting Agreement;

               (iii) the qualification of the Trust to do business in any jurisdiction as may be necessary or desirable;

               (iv) the registration of the Preferred Trust Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (v) the listing, if any, of the Preferred Trust Securities upon such national securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor and the registration of the Preferred Trust Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (vi) the appointment or removal of a Paying Agent and Transfer Agent and Registrar in accordance with this Trust Agreement;

               (vii) establishing a record date with respect to all actions to be taken hereunder that require a record date to be established, including for the purposes of Section 316(c) of the Trust Indenture Act and with respect to Distributions, voting rights, redemptions, and exchanges, and issuance of relevant notices to Holders of the Trust Securities as to such actions;

               (viii) the due preparation and filing of all applicable tax returns and tax information reports that are required to be filed with respect to the Trust on behalf of the Trust;

               (ix) all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust was created;

               (x) the acquisition of the Debentures with the proceeds of the sale of the Trust Securities; provided, however, the Administrative Trustees shall cause legal title to all of the Debentures to be vested in, and the Debentures to be held of record in the name of, the Property Trustee for the benefit of the Trust and the Holders of the Trust Securities;

               (xi) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of Delaware;

               (xii) the delivery of the certificate to the Property Trustee required by Section 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Administrative Trustee;

               (xiii) any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

               (xiv) all actions and performance of such duties as may be required of the Administrative Trustees pursuant to the terms of this Trust Agreement; and

               (xv) the execution and delivery of all documents or instruments, the performance of all duties and powers, and the doing of all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

    (B) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following ministerial matters:

               (i) the establishment of the Payment Account;

               (ii) the receipt of and holding of legal title to the Debentures;

               (iii) the collection and deposit in the Payment Account of interest, principal and any other payments made in respect of the Debentures;

               (iv) the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

               (v) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with the terms of this Trust Agreement;

               (vi) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (vii) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation to be prepared and filed by the Administrative Trustees with the Secretary of State of the State of Delaware;

               (viii) the taking of any ministerial action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

               (ix) the taking of all actions and performing such duties as may be required of the Property Trustee pursuant to the terms of this Trust Agreement.

         Subject to this Section 2.07(a)(B), the Property Trustee shall have none of the duties, powers or authority of the Administrative Trustees set forth in Sections 2.07(a)(A) and 2.07(c) or the Depositor set forth in Section 2.07(c). The Property Trustee shall have the power and authority to exercise all of the rights, powers and privileges of a holder of Debentures under the Subordinated Indenture, subject to the terms of this Trust Agreement, and, if an Event of Default occurs and is continuing, the Property Trustee may, for the benefit of Holders of the Trust Securities, in its discretion, proceed to protect and enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Trust Agreement.

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees, acting on behalf of the Trust, shall not
(i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

         (c) In connection with the issue and sale of the Preferred Trust Securities, each of the Depositor and the Administrative Trustees, acting singularly or together, shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) to prepare for filing by the Trust with the Commission and to execute and file a registration statement on Form S-3 in relation to the Preferred Trust Securities, including any amendments thereto and to take any action necessary or desirable to sell the Preferred Trust Securities in a transaction or series of transactions pursuant thereto;

               (ii) to determine the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Trust Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states in connection with the sale of Preferred Trust Securities;

               (iii) to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Preferred Trust Securities;

               (iv) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Trust Securities under Section 12(b) of the Exchange Act, including any amendments thereto;

               (v) to select the investment banker or bankers to act as underwriters with respect to the offer and sale by the Trust of Preferred Trust Securities ("Offer") and negotiate the terms of an Underwriting Agreement and pricing agreement providing for the Offer;

               (vi) to execute and deliver on behalf of the Trust the Underwriting Agreement and such other agreements as may be necessary or desirable in connection with the consummation thereof;

               (vii) to take any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are hereby authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act,
(ii) the Trust will not be classified other than as a "grantor trust" for United States Federal income tax purposes and (iii) the Debentures will be treated as indebtedness of the Debenture Issuer for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Trust Securities.

         SECTION 2.08. ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

         SECTION 2.09. TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

                                  ARTICLE III

                                 PAYMENT ACCOUNT

         SECTION 3.01. PAYMENT ACCOUNT. (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any Paying Agent appointed by the Administrative Trustees shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders of Trust Securities and for distribution as herein provided, including (and subject to) any priority of payments provided for herein. The Property Trustee shall have no liability in any respect whatsoever in regards to any moneys or other property deposited in the Payment Account at an institution other than the Property Trustee.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

         SECTION 4.01. DISTRIBUTIONS. (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from the Closing Date, and, except in the event (and to the extent) that the Debenture Issuer exercises its right to extend the interest payment period for the Debentures pursuant to Section 312 of the Subordinated Indenture, shall be payable quarterly in arrears on _________, _________, __________, and __________
of each year, commencing on _______, ____. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a

Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a), a "Distribution Date").

         (b) Distributions payable on the Trust Securities shall be [fixed at a rate of __% per annum] of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any quarterly period shall be computed on the same basis as interest is calculated on the Debentures under Section 310 of the Subordinated Indenture. If the interest payment period for the Debentures is extended pursuant to Section 312 of the Subordinated Indenture, then Distributions on the Trust Securities will be deferred for the period equal to the extension of the interest payment period for the Debentures and the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such extended interest payment period is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues during any such extended interest payment period on the Debentures. Such deferred Distributions shall be paid to the Holders of Trust Securities in whose names such Trust Securities are registered on the relevant record date for such Distributions specified in Section 4.01(d) hereof. Upon receipt of the notice from the Debenture Issuer of its election to extend the interest payment period, the Property Trustee shall give written notice of such extension and the deferral of the related Distribution on the Trust Securities in the manner provided in
Section 10.08. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

         (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds legally available in the Payment Account for the payment of such Distributions.

         (d) Distributions (including Additional Amounts, if any) on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Distribution Date, if Trust Securities are in book-entry only form, and 15 days prior to the relevant Distribution Date if Trust Securities are not in book-entry only form.

         SECTION 4.02. REDEMPTION. (a) On each Debenture Redemption Date and at the maturity date ("Maturity Date") for the Debentures (as defined in the Subordinated Indenture), the Property Trustee will be required to redeem a Like Amount of Trust Securities at the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date or Maturity Date, as the case may be.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price and the amount of accumulated and unpaid Distributions to the Redemption Date to be paid on the Redemption Date;

               (iii) the CUSIP number;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after such date; and

               (vi) if the Preferred Trust Securities are no longer held in book-entry only form, the place and address where the Holders shall surrender their Preferred Trust Securities Certificates.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date shall be deemed payable on each Redemption Date only to the extent that the Trust has funds legally and immediately available in the Payment Account for such payment.

         (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Trust Securities, then on or prior to the Redemption Date, subject to Section 4.02(c), the Property Trustee shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price plus accumulated and unpaid Distributions to the Redemption Date and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date to the Holders thereof upon surrender of their Preferred Trust Securities Certificates and Common Trust Securities Certificates. Notwithstanding the foregoing, Distributions on the Trust Securities with respect to Distribution Dates occurring on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date thereof, but without interest thereon, and such Trust Securities will cease to be Outstanding. In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price payable on such date plus accumulated and unpaid

Distributions to such Redemption Date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Trust Securities Guarantor pursuant to the Trust Securities Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price plus accumulated and unpaid Distributions is actually paid, in which case the actual payment date will be deemed the date fixed for redemption for purposes of calculating the Redemption Price plus accumulated and unpaid Distributions to such date.

         (e) Payment of the Redemption Price on the Trust Securities shall be made to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant Redemption Date.

         (f) Subject to Section 4.03(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated to the Common Trust Securities and to the Preferred Trust Securities in the proportion that the aggregate Liquidation Amount of each is to the aggregate Liquidation Amount of all outstanding Trust Securities. The particular Preferred Trust Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Trust Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $__ or integral multiples thereof) of the Liquidation Amount of Preferred Trust Securities of a denomination larger than $__. The Property Trustee shall promptly notify the Transfer Agent and Registrar in writing of the Preferred Trust Securities selected for redemption and, in the case of any Preferred Trust Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Trust Securities shall relate, in the case of any Preferred Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Trust Securities which has been or is to be redeemed.

         (g) Subject to the foregoing provisions of this Section 4.02 and to applicable law (including, without limitation, United States federal securities laws), the Depositor or its Affiliates may, at any time and from time to time, purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

         SECTION 4.03. SUBORDINATION OF COMMON TRUST SECURITIES. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price plus accumulated and unpaid Distributions to the Redemption Date of, any Common Trust Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Trust Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Trust Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price plus accumulated and unpaid Distributions to the Redemption Date the full amount of such Redemption Price plus accumulated and unpaid Distributions to the Redemption Date on all Outstanding Preferred Trust Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price plus accumulated and unpaid Distributions to the Redemption Date of, Preferred Trust Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of the Common Trust Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Trust Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the Holders of the Preferred Trust Securities and not the Holder of the Common Trust Securities, and only the Holders of the Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

         SECTION 4.04. PAYMENT PROCEDURES. Payments in respect of the Preferred Trust Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Trust Securities are held by a Securities Depository, such Distributions shall be made to the Securities Depository in immediately available funds, which shall credit the relevant Persons' accounts at such Securities Depository on the applicable Distribution Dates. Payments in respect of the Common Trust Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Trust Securities.

         SECTION 4.05. TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense and direction, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished), to the extent required by law, to each Securityholder the related Internal Revenue Service Form 1099 (or any successor form) and the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

         SECTION 4.06. PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Holder of Preferred Trust Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 808 of the Subordinated Indenture.

                                   ARTICLE V

                          TRUST SECURITIES CERTIFICATES

         SECTION 5.01. INITIAL OWNERSHIP. Upon the creation of the Trust by the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

         SECTION 5.02. THE TRUST SECURITIES CERTIFICATES. The Trust Securities Certificates shall be issued in denominations of $__ Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and, if executed on behalf of the Trust by facsimile signature, the Preferred Trust Securities shall be countersigned by the Transfer Agent and Registrar or its agent. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust and, in the case of Preferred Trust Securities, if executed by facsimile signature, countersigned by the Transfer Agent and Registrar or its agent, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04 or
5.12. Every Person, by virtue of having become a Securityholder, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement, the Trust Securities Guarantee and the Subordinated Indenture.

         SECTION 5.03. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date, the Administrative Trustees, or any one of them, shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust, and in the case of Preferred Trust Securities executed by facsimile signature, countersigned by the Transfer Agent and Registrar, or its agent, and delivered to or upon the written order of the Depositor signed by an Authorized Officer of the Depositor, without further corporate action by the Depositor, in authorized denominations.

         SECTION 5.04. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST SECURITIES CERTIFICATES. The Transfer Agent and Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of Preferred Trust Securities Certificates and the Common Trust Securities Certificates

(subject to Section 5.10 in the case of the Common Trust Securities Certificates) and registration of transfers and exchanges of Preferred Trust Securities Certificates and Common Trust Securities (subject to Section 5.10 in the case of the Common Trust Securities Certificates) as herein provided. The Property Trustee shall be the initial Transfer Agent and Registrar.

         Upon surrender for registration of transfer of any Preferred Trust Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees, or any one of them, shall execute on behalf of the Trust by manual or facsimile signature and, if executed on behalf of the Trust by facsimile signature, cause the Transfer Agent and Registrar or its agent to countersign and deliver, in the name of the designated transferee or transferees, one or more new Preferred Trust Securities Certificates in authorized denominations of a like aggregate Liquidation Amount. At the option of a Holder, Preferred Trust Securities Certificates may be exchanged for other Preferred Trust Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Trust Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.

         Every Preferred Trust Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Transfer Agent and Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Trust Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Transfer Agent and Registrar in accordance with its customary procedures. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Preferred Trust Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day of such mailing or
(ii) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Trust Securities being redeemed in part.

         No service charge shall be made for any registration of transfer or exchange of Preferred Trust Securities Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Trust Securities Certificates.

         SECTION 5.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Transfer Agent and Registrar, or if the Transfer Agent and Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Transfer Agent and Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them and the Depositor harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute by manual or facsimile signature and, if execution on behalf of the Trust is by facsimile signature, in the case of Preferred Trust Securities shall also cause the Transfer Agent and Registrar or its agent to countersign; and the Administrative Trustees, or any one of them, and, if executed on behalf of the Trust by facsimile signature, in the case of Preferred Trust Securities the Transfer Agent and Registrar or its agent, shall make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Trust Securities Certificates.

         SECTION 5.06. PERSONS DEEMED SECURITYHOLDERS. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Trustees and the Transfer Agent and Registrar, and any agent of the Trustees and the Transfer Agent and Registrar, shall be entitled to treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the absolute owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Transfer Agent and Registrar shall be bound by any notice to the contrary.

         SECTION 5.07. ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. The Administrative Trustees shall furnish or cause to be furnished (x) to the Depositor or the Property Trustee, within 30 days after receipt by any Administrative Trustee of a request therefor from the Depositor or the Property Trustee, as the case may be, in writing and (y) to the Property Trustee, [semiannually on ________, and ________ of each year beginning ________], a list, in such form as the Depositor or the Property Trustee, as the case may be, may reasonably require, of the names and addresses of the Securityholders as of a recent date and the Property Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided that the Administrative Trustees shall not be obligated to provide such list at any time such list does not differ from the most recent list given to the Depositor and the Property Trustee by the Administrative Trustees or at any time the Property Trustee is the Transfer Agent and Registrar. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or any Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.08. MAINTENANCE OF OFFICE OR AGENCY. The Depositor shall or shall cause the Transfer Agent and Registrar to maintain in The City of New York, an office or offices or agency or agencies where Preferred Trust Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Depositor, the Trust or the Transfer Agent and Registrar in respect of the Trust Securities and the Trust Agreement may be served. The Depositor initially designates The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286 as its principal office for such purposes. The Depositor shall or shall cause the Transfer Agent and Registrar to give prompt written notice to the Depositor, the Trust Securities Guarantor, the Property Trustee, the Administrative Trustees and to the Securityholders of any change in the location of the Securities Register or any such office or agency. If at any time the Depositor shall fail to maintain such office or agency or shall fail to furnish the Property Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Property Trustee, and the Depositor hereby appoints the Property Trustee its agent and the agent of the Trust to receive all such presentations, surrenders, notices and demands.

         SECTION 5.09. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Administrative Trustees and the Property Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee shall be entitled to rely upon a certificate of the Paying Agent stating in effect the amount of such funds so to be withdrawn and that same are to be applied by the Paying Agent in accordance with this Section
5.09. The Administrative Trustees or any one of them may revoke such power and remove the Paying Agent if the Administrative Trustee or any one of them determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and it may choose any co-paying agent that is acceptable to the Administrative Trustees, the Debenture Issuer, and the Depositor. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, the Debenture Issuer and the Depositor. In the event of the removal or resignation of the Property Trustee as Paying Agent, the Administrative Trustees shall appoint a successor that is reasonably acceptable to the Property Trustee, the Debenture Issuer and the Depositor to act as Paying Agent (which shall be a bank, trust company or an Affiliate of the Depositor). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and
8.06 shall apply to the Paying Agent appointed hereunder, and the Paying Agent shall be bound by the requirements with respect to paying agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.10. OWNERSHIP OF COMMON TRUST SECURITIES BY DEPOSITOR. On the Closing Date, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Trust Securities. Except in connection with a transaction involving the Depositor that would be permitted under Article Eleven of the Subordinated Indenture, any attempted transfer of the Common Trust Securities shall, to the fullest extent permitted by law, be void. The Administrative Trustees shall cause each Common Trust Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT

TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT." Common Trust Securities Certificates representing the Common Trust Securities shall be issued to the Depositor in the form of a typewritten or definitive Common Trust Securities Certificate.

         SECTION 5.11. DEFINITIVE PREFERRED TRUST SECURITIES CERTIFICATES. Definitive Preferred Trust Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees, or any one of them. The Administrative Trustees, or any one of them, shall execute on behalf of the Trust by manual or facsimile signature, and, if executed by facsimile on behalf of the Trust, countersigned by the Transfer Agent and Registrar or its agent, the Definitive Preferred Trust Securities Certificates initially in accordance with the instructions of the Depositor complying with Section 5.03. Neither the Transfer Agent and Registrar nor any of the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         SECTION 5.12. BOOK-ENTRY SYSTEM. Some or all of the Preferred Trust Securities may be registered in the name of a securities depository ("Securities Depository") or a nominee therefor, and held in the custody of the Securities Depository or a custodian thereof. In such event, a single certificate will be issued and delivered to the Securities Depository for such Preferred Trust Securities, in which case the Owners of such Preferred Trust Securities will not receive physical delivery of certificates for Preferred Trust Securities. Unless Definitive Preferred Trust Securities Certificate are delivered to the Owners of Preferred Trust Securities as provided herein, all transfers of beneficial ownership interests in such Preferred Trust Securities will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of the Preferred Trust Securities will receive, hold or deliver any certificate for Preferred Trust Securities. The Depositor, the Trustees and the Paying Agent will recognize the Securities Depository or its nominee as the Holder of Preferred Trust Securities for all purposes, including payment, notices and voting and shall have no payment, notice or communication obligations to the Owners.

         The Administrative Trustees, at the direction and expense of the Depositor, may from time to time appoint a Securities Depository or a successor thereto and enter into a letter of representations or other agreement with such Securities Depository to establish procedures with respect to the Preferred Trust Securities. Any Securities Depository shall be a Clearing Agency.

         The Depositor and the Trustees covenant and agree to meet the requirements of a Securities Depository for the Preferred Trust Securities with respect to required notices and other provisions of the letter of representations or agreement executed with respect to such Preferred Trust Securities.

         Whenever the beneficial ownership of any Preferred Trust Securities is determined through the books of a Securities Depository, the requirements in this Trust Agreement of holding, delivering or transferring such Preferred Trust Securities shall be deemed modified with respect to such Preferred Trust Securities to meet the requirements of the Securities Depository with respect to actions of the Trustees, the Depositor and the Paying Agent. Any provisions hereof permitting or requiring delivery of such Preferred Trust Securities shall, while such Preferred Trust Securities are in a book-entry system, be satisfied by the notation on the books of the Securities Depository in accordance with applicable state law.

         Definitive Preferred Trust Securities Certificates will be issued and delivered to the Owners of such Preferred Trust Securities in accordance with registration instructions of the Securities Depository if (a) the Securities Depository is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Trust Securities, and the Depositor does not appoint a successor Securities Depository within 90 days after such discontinuance, or (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Securities Depository.

         SECTION 5.13. RIGHTS OF SECURITYHOLDERS. The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than an undivided beneficial ownership interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Preferred Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         SECTION 5.14. CANCELLATION BY TRANSFER AGENT AND REGISTRAR. All Trust Securities Certificates surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Transfer Agent and Registrar, be delivered to the Transfer Agent and Registrar and, if not theretofore canceled, shall be promptly canceled by the Transfer Agent and Registrar. No Trust Securities Certificates shall be issued in lieu of or in exchange for any Trust Securities Certificates canceled as provided in this Section, except as expressly permitted by this Trust Agreement. All canceled Trust Securities Certificates held by the Transfer Agent and Registrar shall be disposed of in accordance with its customary procedures.

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

         SECTION 6.01. LIMITATIONS ON VOTING RIGHTS. (a) Except as provided in Sections 6.01, 8.10 and 10.03 and as otherwise required by law, no Holder of Preferred Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association. If the Property Trustee fails to enforce its rights under the Debentures or this Trust Agreement, a Holder of Preferred Trust Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Depositor, as guarantor under the Subordinated Indenture, or the Debenture Issuer, as the case may be, to enforce the Property Trustee's rights under the Debentures or this Trust Agreement, subject to all the provisions thereof including restrictions relating to such rights, without first instituting any legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, a Holder of Preferred Trust Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference amount of the Preferred Trust Securities of such Holder on or after the due dates specified in the Debentures. [The Depositor shall be subrogated to all rights of the Holders of Preferred Trust Securities in respect of any amounts paid to such Holders by virtue of this
Section 6.01.]

         (b) So long as any Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 813 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Trust Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Trust Securities, except pursuant to a subsequent vote of the Preferred Trust Securities. The Property Trustee shall notify all Holders of the Preferred Trust Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Trust Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause the Trust to be classified other than as a "grantor trust" for United States Federal income tax purposes.

         (c) Except as provided in Section 10.03, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,
(i) any action that would materially adversely affect the powers, preferences or special rights of the Holders of the Outstanding Preferred Trust Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least majority in aggregate Liquidation Amount of the Outstanding Preferred Trust Securities.

         (d) The Holders of a majority in Outstanding Liquidation Amount of the Preferred Trust Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee in respect of this Trust Agreement or the Debentures or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement; provided, however, that, subject to Section 8.01, the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall, by a Responsible Officer or Officers of the Property Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not party to such direction, and provided further that nothing in this Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction.

         SECTION 6.02. NOTICE OF MEETINGS. Notice of all meetings of the Holders of Preferred Trust Securities, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.08 to each Holder of a Preferred Trust Security, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         SECTION 6.03. MEETINGS OF HOLDERS OF PREFERRED TRUST SECURITIES. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of 25% of the then Outstanding Preferred Trust Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Trust Securities to vote on any matters as to which the Holders of Preferred Trust Securities are entitled to vote.

         Holders of at least a majority of the then Outstanding Preferred Trust Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

         If a quorum is present at a meeting, an affirmative vote by the Holders of Preferred Trust Securities present, in person or by proxy, holding at least a majority of the then Outstanding Preferred Trust Securities (based upon their aggregate Liquidation Amount) present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

         SECTION 6.04. VOTING RIGHTS. Securityholders shall be entitled to one vote for each $__ of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

         SECTION 6.05. PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, or, if earlier, until eleven months after it is sent and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION 6.06. SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without prior notice if Securityholders holding a majority of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

         SECTION 6.07. RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or to vote by written consent without prior notice, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of Distribution or other action including action to be taken by written consent, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

         SECTION 6.08. ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee deems sufficient.

         The ownership of Preferred Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between or among the Securityholders and the Administrative Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION 6.09. INSPECTION OF RECORDS. Subject to Section 5.07 concerning access to the list of Securityholders, upon reasonable notice to the Administrative Trustees and the Property Trustee, the other records of the Trust shall be open to inspection by any Securityholder during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE PROPERTY
                        TRUSTEE AND THE DELAWARE TRUSTEE

         SECTION 7.01. PROPERTY TRUSTEE. The Property Trustee and any successor Property Trustee hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

         (a) the Property Trustee is a banking corporation, trust company or national association duly incorporated, validly existing and in good standing under the laws of the State of New York;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the execution, delivery and performance by the Property Trustee of this Trust Agreement do not require any approval of stockholders of the Property Trustee and will not (i) violate, conflict with or constitute a breach of the Property Trustee's charter or by-laws, or (ii) violate any law, governmental rule or regulation of the State of New York or the United States of America governing the banking or trust powers of the Property Trustee or any order, judgment or decree applicable to the Property Trustee; and

         (e) the execution, delivery and performance by the Property Trustee of this Trust Agreement does not require the consent or approval of, the giving of notice to, or the registration with or the taking of any other action with respect to any governmental authority or agency under any Federal or state banking authority having jurisdiction over its trust powers.

         SECTION 7.02. DELAWARE TRUSTEE. The Delaware Trustee and any successor Delaware Trustee represents and warrants for the benefit of the Depositor and the Securityholders that:

         (a) the Delaware Trustee is a banking corporation, trust company or national association duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

         (b) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Trust the requirements of Section 3807(a) of the Delaware Statutory Trust Act;

         (e) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement do not require any approval of stockholders of the Delaware Trustee and will not (i) violate, conflict with or constitute a breach of the Delaware Trustee's charter or by-laws or (ii) violate any law, governmental rule or regulation of the State of Delaware or the United States of America governing the banking or trust powers of the Delaware Trustee or any order, judgment or decree applicable to the Delaware Trustee; and

         (f) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement does not require the consent or approval of, the giving of notice to, or the registration with or the taking of any other action with respect to any governmental authority or agency under any Federal or state banking authority having jurisdiction over its banking or trust powers.

                                  ARTICLE VIII

                                  THE TRUSTEES

         SECTION 8.01. CERTAIN DUTIES AND RESPONSIBILITIES. (a) The rights, immunities, duties and responsibilities of the Trustees shall be restricted to those set forth in the express provisions of this Trust Agreement and, in the case of the Property Trustee, as provided in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Trust Agreement against any of the Trustees. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term "default" is hereby defined as an Event of Default which has occurred and is continuing. No provision of this Trust Agreement shall require any of the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section and the applicable provisions of the Trust Indenture Act. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee or Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) Subject to the provisions of the Trust Indenture Act, all duties and responsibilities of the Property Trustee contained in this Trust Agreement are subject to the following:

               (i) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Trust Property shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections, exculpations and limitations on liability afforded to the Property Trustee under this Trust Agreement, the Trust Indenture Act, the Delaware Statutory Trust Act and, to the extent applicable, Rule 3a-7 under the Investment Company Act or any successor rule thereunder;

               (ii) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith;

               (iii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account established by the Property Trustee pursuant to this Trust Agreement and except to the extent otherwise required by law; and (iv) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

         (d) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall any Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Trustees or the Depositor.

         SECTION 8.02. NOTICE OF DEFAULTS. (a) Within ninety (90) days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such default to the Securityholders, the Depositor and the Administrative Trustees, unless such default shall have been cured or waived before the giving of such notice, provided that, except in the case of a payment default, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         (b) Within five Business Days after receipt of notice of the Debenture Issuer's exercise of its right to defer the payment of interest on the Debentures pursuant to the Subordinated Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such exercise to the Securityholders and the Administrative Trustees, unless such exercise shall have been revoked.

         SECTION 8.03. CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.01 and except as provided by law, including the Trust Indenture Act:

               (i) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

               (iii) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Property Trustee, Depositor or the Trust Securities Guarantor or any of their Affiliates, and may include any of their employees) and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice;

               (iv) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any Securityholder pursuant to this Trust Agreement, unless such Securityholder shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might be incurred by it in complying with such request or direction; provided that, nothing contained in this Section 8.03(iv) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

               (v) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor personally or by agent or attorney;

               (vi) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (vii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

               (viii) the Property Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Trust Securities unless either (A) a Responsible Officer of the Property Trustee shall have actual knowledge of the default or Event of Default or (B) written notice of such default or Event of Default shall have been given to the Property Trustee by the Depositor, the Administrative Trustees or by any Holder of the Trust Securities;

               (ix) no provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Property Trustee shall be construed to be a duty;

               (x) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it;

               (xi) the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

               (xii) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (A) may request instructions from the Holders of the Trust Securities, which instructions may only be given by the Holders of the same Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of this Trust Agreement in respect of such remedies, rights or actions,
          (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions; and

               (xiii) unless otherwise expressly provided herein, any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate.

         SECTION 8.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the title to, or value or condition of, the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement, the Debentures or the Trust Securities. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities.

         SECTION 8.05. MAY HOLD SECURITIES. Any Trustee or any agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.08 and 8.13, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such agent.

         SECTION 8.06. COMPENSATION; FEES; INDEMNITY. The Depositor agrees:

               (i) to pay to the Trustees from time to time such reasonable compensation as shall be agreed in writing with the Depositor for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence (gross negligence, in the case of any Administrative Trustee), bad faith or willful misconduct; and

               (iii) to the fullest extent permitted by applicable law, to indemnify each Trustee for, and to hold each Trustee harmless against, any and all loss, damage, claims, liability or expense incurred without negligence (gross negligence, in the case of any Administrative Trustee or the Delaware Trustee), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under this Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.06.

         In addition to the rights provided to each Trustee pursuant to the provisions of the immediately preceding paragraph of this Section 8.06 and without prejudice to any rights available to the Trustees under applicable law, when a Trustee incurs expenses or renders services in connection with an Event of Default resulting from a Bankruptcy Event with respect to the Trust, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section 8.06 shall survive the termination of this Trust Agreement.

         SECTION 8.07. CERTAIN TRUSTEES REQUIRED; ELIGIBILITY. (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

         SECTION 8.08. CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. To the extent permitted by the Trust Indenture Act, the Property Trustee shall not be deemed to have conflicting interest by virtue of being trustee under the Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as trustee, the Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York, as guarantee trustee, the Purchase Contract Agreement, dated as of February 1, 2002 between the Guarantor and The Bank of New York, as purchase contract agent, attorney-in-fact and trustee, the Purchase Contract Agreement, dated as of June 1, 2002 between the Guarantor and The Bank of New York, as purchase contract agent, attorney-in-fact and trustee, the Preferred Trust Securities Guarantee Agreement and the Subordinated Indenture and such agreements and the securities of any series issued under any of the foregoing shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 8.09. CO-TRUSTEES AND SEPARATE TRUSTEE. At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees (except as provided in the following sentence), shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (1) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees designated for such purpose hereunder, shall be exercised, solely by such Trustees.

         (2) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (3) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
Section 8.09, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any Trustee, or any other such trustee hereunder.

         (5) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee hereunder.

         (6) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (as the case may be, the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of
Section 8.11.

         The Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders, the Depositor and the other Trustees, except that notice is only required to be delivered to the Securityholders in the event that the Property Trustee or the Delaware Trustee is the resigning Relevant Trustee. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the resigning Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         Unless a Debenture Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Holder of the Common Trust Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Trust Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be appointed, replaced or removed solely by the Holder of the Common Trust Securities at any time.

         If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Trust Securities, by Act of the Holder of the Common Trust Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Preferred Trust Securities, by Act of the Holders of Preferred Trust Securities of a majority in aggregate Liquidation Amount of the Outstanding Preferred Trust Securities delivered to such retiring Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Trust Securities by Act of the Holder of the Common

Trust Securities delivered to the Administrative Trustees shall promptly appoint a successor Administrative Trustee or Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section
8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Trust Securities or the Holders of Preferred Trust Securities and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of a Property Trustee or Delaware Trustee and each appointment of a successor to such Trustee to all Securityholders in the manner provided in
Section 10.08 and shall give notice to the Depositor. Such notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirements for Administrative Trustees or Delaware Trustee, as the case may be, set forth in
Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor reasonably believes that any Administrative Trustee who is a natural person has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee (in which case the vacancy so created will be filled in accordance with the preceding sentence).

         No Trustee shall be liable for the acts or omissions to act of any successor Trustee.

         SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Depositor) and each successor Trustee shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall, upon payment of all sums owed to it, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the retiring Relevant Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

         SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper, the giving of any notice or any further act on the part of any of the parties hereto.

         SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor). For purposes of Section 311(b) of the Trust Indenture Act:

         (a) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

         (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Depositor or the Trust (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Property Trustee simultaneously with the creation of the creditor relationship with the Depositor or the Trust (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         SECTION 8.14. REPORTS BY PROPERTY TRUSTEE. (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Such of those reports as are required to be transmitted by the Property Trustee pursuant to Section 313(a) of the Trust Indenture Act shall be dated as of the next preceding _____ __, and shall be transmitted no later than _____ __ of each year, commencing _____ _, 200__.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor. The Depositor will notify the Property Trustee of any such listing or trading.

         SECTION 8.15. REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information, if any, and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered annually on or before ________ in each year, beginning _____________. Any officer signing an Officer's Certificate given pursuant to this Section 8.15 shall be the principal executive, financial or accounting officer of the Depositor. Delivery of such reports, information and documents by the Depositor to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Depositor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officer's Certificates).

         SECTION 8.16. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement (including any covenants compliance with which constitutes a condition precedent) that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.

         SECTION 8.17. NUMBER OF TRUSTEES. (a) The number of Trustees shall be ___, provided that the Depositor, by written instrument, may increase or decrease the number of Administrative Trustees.

         (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         SECTION 8.18. DELEGATION OF POWER. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Sections 2.07(a) and 2.07(c), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) the Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         SECTION 8.19. FIDUCIARY DUTY. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

         (b) Unless otherwise expressly provided herein and subject to the provisions of the Trust Indenture Act:

               (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

               (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

         (c) Unless otherwise expressly provided herein and subject to the provisions of the Trust Indenture Act, whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it reasonably desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.

         SECTION 8.20. DELAWARE TRUSTEE. It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Trust (i) any agreements or instruments executed and delivered by The Bank of New York (Delaware) are executed and delivered not in its individual capacity but solely as Delaware Trustee under this Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warrants, covenants, undertakings and agreements by The Bank of New York (Delaware) in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall The Bank of New York (Delaware) in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Trust Agreement, except if such breach or failure is due to any gross negligence or willful misconduct of the Delaware Trustee.

                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION

         SECTION 9.01. DISSOLUTION UPON EXPIRATION DATE. Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 20__ (the "Expiration Date") and the Trustees shall take such action as is required by
Section 9.04.

         SECTION 9.02. EARLY DISSOLUTION. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

               (i) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

               (ii) the redemption of all of the Preferred Trust Securities;

               (iii) an order for judicial dissolution of the Trust having been entered by a court of competent jurisdiction;

               (iv) the election by the Depositor to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, to cause the distribution of the Debentures to the Holders of the Preferred Trust Securities and Common Trust Securities in liquidation of the Trust;

the Trust shall dissolve and the Trustees shall take such action as is required by Section 9.04.

         SECTION 9.03. TERMINATION. The respective obligations and responsibilities of the Trust and the Trustees created hereby shall terminate upon the latest to occur of the following: (i) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section
4.02 or 9.04(d), of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses owed by the Trust; and (iii) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

         SECTION 9.04. LIQUIDATION. (a) Upon the Expiration Date or if an Early Termination Event specified in clause (i), (iii) or (iv) of Section 9.02 occurs, after satisfaction of creditors of the Trust, if any, as provided by applicable law, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by distributing to each Securityholder a Like Amount of Debentures, subject to Section 9.04(e). Notice of liquidation shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i) state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or, if Section 9.04(e) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

         (b) Except where Sections 9.02(ii) or 9.04(e) or the first sentence of 9.04(d) apply, in order to effect the liquidation of the Trust hereunder, and any resulting distribution of the Debentures to Securityholders, the Administrative Trustees shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Sections 9.02(ii) or 9.04(e) or the first sentence of 9.04(d) apply, after any Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such Trust Securities Certificates are so surrendered (and until such Trust Securities Certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, Debentures upon surrender of Trust Securities Certificates.

         (d) If at any time a Tax Event shall occur and be continuing, and either (i) in the Opinion of Counsel to the Trust or the Depositor experienced in such matters, there would in all cases, after effecting the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of the Debentures to the Holders of the Preferred Trust Securities in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or
(ii) the Debentures are not held by the Trust, then the Debenture Issuer shall have the right to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event. Whether or not a Tax Event has occurred, the Depositor has the right, at any time, to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, cause the Debentures to be distributed to the Holders of the Preferred Trust Securities and Common Trust Securities in liquidation of the Trust.

         (e) In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up, by the Property Trustee in such manner as the Property Trustee determines. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Trust Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Preferred Trust Securities, except that, if a Debenture Event of Default (or event that with the lapse of time or giving of notice would become an Event of Default) has occurred and is continuing, the Preferred Trust Securities shall have a priority over the Common Trust Securities.

         SECTION 9.05. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge, consolidate, amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, except pursuant to this
Section 9.05. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of any Holders of the Preferred Trust Securities, the Property Trustee or the Delaware Trustee, the Trust may merge, consolidate, amalgamate, with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Trust Securities or (b) substitutes for the Preferred Trust Securities other securities having substantially the same terms as the Preferred Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Trust Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Trust Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all the Preferred Trust Securities, consolidate, amalgamate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate or merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. PAYMENT OF EXPENSES OF THE TRUST. Pursuant to the Agreement as to Expenses and Liabilities, the Trust Securities Guarantor has agreed to pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Trust Securities or Common Trust Securities), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

         SECTION 10.02. LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death, incapacity, bankruptcy, dissolution or termination of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 10.03. AMENDMENT. (a) In addition to amendments contemplated by
Section 8.11, this Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, (ii) to change the name of the Trust or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States Federal income tax purposes other than as a "grantor trust" at any time that any Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act; provided, however, that such action in any of clauses (i) - (iii) shall not adversely affect in any material respect the interests of any Securityholder and, in the case of clause (i), any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

         (b) Except as provided in Sections 6.01(c) and 10.03(c), any provision of this Trust Agreement may be amended by the Administrative Trustees and the Depositor with (i) the consent of Holders of Trust Securities representing not less than a majority (based upon Liquidation Amounts) of the Outstanding Trust Securities and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) adversely change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date or (iii) modify the provisions of this clause (c).

         (d) Notwithstanding any other provisions of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would not be classified as a "grantor trust" for United States Federal income tax purposes or would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act afforded by Rule 3a-5 thereunder.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, the Depositor and the Trustees may, but shall not be obligated to, enter into any amendment which imposes any additional obligation on the Depositor or any Trustee or, in the case of the Trustees, which affects any of their respective rights, duties or immunities hereunder.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

         (g) The Property Trustee and the Delaware Trustee may join in the execution of any amendment to the Trust Agreement and are entitled to rely upon an Opinion of Counsel as conclusive evidence that any amendment to this Trust Agreement entered into pursuant to this Section 10.03 is authorized or permitted by, and conforms to, the terms of this Section 10.03, has been duly authorized by and lawfully executed and delivered on behalf of the other requisite parties, and that it is proper for the Property Trustee under the provisions of this
Section 10.03 to accept the additional trusts created thereby and, if so requested, for the Property Trustee or Delaware Trustee to join in the execution thereof.

         SECTION 10.04. SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.05. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST, THE DEPOSITOR, THE TRUST SECURITIES GUARANTOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

         SECTION 10.06. SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust Securities Guarantor, the Trust or the Relevant Trustees or any of them, including any successor by operation of law.

         SECTION 10.07. HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 10.08. NOTICE AND DEMAND. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Holder of Preferred Trust Security, to such Holder as such Holder's name and address may appear on the Securities Register, and (ii) in the case of the Depositor, the Holder of the Common Trust Securities or the Trust Securities Guarantor, to FPL Group, Inc., 700 Universe Boulevard, Juno Beach, Florida 33408, facsimile no. ________ (until another address is given to the Property Trustee). Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or facsimile transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is given to the other parties hereto) as follows: (i) with respect to the Property Trustee, to The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286,
Attention: ____, (ii) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711 with a copy to the Property Trustee at the address set forth in (i) above, Attention:
____________________________, and (iii) with respect to the Trust or the Administrative Trustees, at the address above for notice to the Depositor, marked "Attention: Administrative Trustees for FPL Group Capital Trust __". Such notice, demand or other communication to or upon the Trust, the Delaware Trustee or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Delaware Trustee or the Property Trustee.

         SECTION 10.09. AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy
Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this
Section 10.09 shall survive the termination of this Trust Agreement.

         SECTION 10.10. CONFLICT WITH TRUST INDENTURE ACT. (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing interests in the Trust.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

         SECTION 10.11. COUNTERPARTS. This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Trust Agreement to be duly executed, all as of the day and year first above written.

                                       FPL GROUP, INC.,
                                            as Depositor


                                       By:
                                            ------------------------------------
                                            Title:


                                       THE BANK OF NEW YORK,
                                            as Property Trustee


                                       By:
                                            ------------------------------------
                                            Title:


                                       THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                       By:
                                            ------------------------------------
                                            Title:


                                            ------------------------------------
                                            as Administrative Trustee


                                            ------------------------------------
                                            as Administrative Trustee


                                            ------------------------------------
                                            as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                           FPL GROUP CAPITAL TRUST __

         This Certificate of Trust of FPL Group Capital Trust __ (the "Trust"), dated February 27, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust being formed hereby is FPL Group Capital Trust __.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                       THE BANK OF NEW YORK
                                       (DELAWARE), not in its individual
                                       capacity but solely as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       THE BANK OF NEW YORK, not in its
                                       individual capacity but solely as
                                       trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       -----------------------------------------
                                       Paul I. Cutler, not in his individual
                                       capacity but solely as Administrative
                                       Trustee

                                                                       EXHIBIT B


                 THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS
                         PROVIDED IN THE TRUST AGREEMENT


Certificate Number                        Number of Common Trust Securities

           C -


                 Certificate Evidencing Common Trust Securities
                                       of
                           FPL Group Capital Trust __

                             Common Trust Securities
               (liquidation amount $ __ per Common Trust Security)

         FPL Group Capital Trust __, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that FPL Group, Inc. (the "Holder") is the registered owner of _____ common securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the FPL Group Capital Trust __ Common Trust Securities (liquidation amount $__ per Common Trust Security) (the "Common Trust Securities"). Except as permitted by Section 5.10 of the Trust Agreement (as defined below), the Common Trust Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Trust Securities are set forth in, and this certificate and the Common Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________, ____, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Trust Securities as set forth therein.

         Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Trust Securities as evidence of undivided beneficial interests in the assets of the Trust.

         IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate for and on behalf of the Trust this ___ day of ________, 200__.

                                       FPL GROUP CAPITAL TRUST __


                                       By:
                                            ------------------------------------
                                            not in his individual capacity,
                                            but solely as Administrative Trustee

                                                                       EXHIBIT C


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO FPL GROUP CAPITAL TRUST __ OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & Co. or in such other NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate Number                     Number of Preferred Trust Securities

     P-

CUSIP NO.

                Certificate Evidencing Preferred Trust Securities
                                       of
                           FPL Group Capital Trust __

                              [Title of Securities]
             (liquidation amount $ __ per Preferred Trust Security)

         FPL Group Capital Trust __, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the FPL Group Capital Trust __ [Title of Securities] (liquidation amount $__ per Preferred Trust Security) (the "Preferred Trust Securities"). The Preferred Trust Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.04 or 5.12 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Trust Securities are set forth in, and this certificate and the Preferred Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________, ____, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Preferred Trust Securities as set forth therein.

         Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The holder of this certificate is entitled to the benefits of the Preferred Trust Securities Guarantee Agreement of FPL Group, Inc. and The Bank of New York, as guarantee trustee, dated as of __________, ____, as the same may be amended from time to time (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Trust Securities as evidence of undivided beneficial interests in the assets of the Trust.

         IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate for and on behalf of the Trust this ___ day of ________, 200__.

                                       FPL GROUP CAPITAL TRUST __


                                       By:
                                            ------------------------------------
                                            not in his individual capacity,
                                            but solely as Administrative Trustee


Countersigned and Registered:
                                       -------------------------------,
                                       Transfer Agent and Registrar


                                       By:
                                            ------------------------------------
                                            (Authorized Signature)

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Trust Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of the Preferred Trust Securities represented by this Certificate and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
attorney to transfer such Preferred Trust Securities Certificate on the books of the Trust. The attorney may substitute another to act for him or her.


Date:  ____________________________

Signature:  ________________________


(Sign exactly as your name appears on the other side of this Preferred Trust Securities Certificate)


Signature:  ________________________


(Sign exactly as your name appears on the other side of this Preferred Trust Securities Certificate)

                                                                       EXHIBIT D


                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT, dated as of _________________ (this "Agreement"), by and between FPL Group, Inc., a Florida corporation ("FPL Group"), and FPL Group Capital Trust __, a Delaware statutory trust (the "Trust").

         WHEREAS, the Trust intends to issue its common trust securities (the "Common Trust Securities") to FPL Group and receive junior subordinated debentures ("Debentures") from FPL Group Capital Inc ("FPL Group Capital") guaranteed on a subordinated basis by FPL Group and issue its trust preferred securities (the "Preferred Trust Securities") to the public with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of ____________, by and among FPL Group, as depositor, and the Trustees named therein, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, FPL Group Capital, the issuer of the Debentures, is a wholly-owned subsidiary of FPL Group;

         NOW, THEREFORE, in consideration of the acceptance of the Preferred Trust Securities by each holder thereof, which acceptance FPL Group hereby agrees shall benefit FPL Group and FPL Group Capital and which acceptance FPL Group acknowledges will be made in reliance upon the execution and delivery of this Agreement, FPL Group, including in its capacity as holder of the Common Trust Securities, and the Trust hereby agree as follows:

                                    ARTICLE I

         Section 1.01. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the definition of that term in the Trust Agreement.

         Section 1.02. Assumption by FPL Group. Subject to the terms and conditions hereof, FPL Group hereby irrevocably and unconditionally assumes the full payment, when and as due, of any and all Obligations (as hereinafter defined) to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"). As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Trust Securities and Common Trust Securities the amounts due such holders pursuant to the terms of the Preferred Trust Securities, the Common Trust Securities, the Subordinated Indenture (including Article Fourteen thereunder) or the Preferred Trust Securities Guarantee Agreement referenced below, as the case may be. This Agreement is intended to be for the sole benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         Section 1.03. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities or any Beneficiary must restore payment of any sums paid under the Preferred Trust Securities, under any Obligation, under the

Preferred Trust Securities Guarantee Agreement dated the date hereof by and between FPL Group and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         Section 1.04. Waiver of Notice. FPL Group hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and FPL Group hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 1.05. No Impairment. The obligations, covenants, agreements and duties of FPL Group under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

Neither the Trust nor any Beneficiary shall have any obligation to give notice to, or obtain the consent of, FPL Group with respect to the happening of any of the foregoing.

         Section 1.06. Enforcement. A Beneficiary may enforce this Agreement directly against FPL Group, and FPL Group waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against FPL Group.

                                   ARTICLE II

         Section 2.01. Binding Effect. All of the obligations, covenants and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of FPL Group and shall inure to the benefit of the Beneficiaries and their successors and assigns.

         Section 2.02. Amendment. So long as there remains any Beneficiary or any Preferred Trust Securities of any series shall be outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Trust Securities.

         Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission

(confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed), to wit:

                            FPL Group Capital Trust __
                            c/o ______________, Administrative Trustee
                            700 Universe Boulevard
                            Juno Beach, Florida 33408
                            Facsimile:

                            FPL Group, Inc.
                            700 Universe Boulevard
                            Juno Beach, Florida 33408
                            Facsimile:

         Section 2.04. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

         Section 2.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         THIS AGREEMENT AS TO EXPENSES AND LIABILITIES is executed in New York, New York as of the day and year first above written.

                                       FPL GROUP, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       FPL GROUP CAPITAL TRUST __


                                       By:
                                          --------------------------------------
                                          not in [his] [her] individual
                                          capacity, but solely as Administrative
                                          Trustee